EXHIBIT 4.03











                 SECOND SUPPLEMENTAL INDENTURE

                  dated as of January 6, 1997


                               to


                        TRUST INDENTURE

                   dated as of July 31, 1996

                             among


                   PANDA FUNDING CORPORATION,

                 PANDA INTERFUNDING CORPORATION

                              and

               BANKERS TRUST COMPANY, AS TRUSTEE


     SECOND SUPPLEMENTAL INDENTURE, dated as of January 6, 1997 (this "Second Supplemental Indenture"), to the Trust Indenture dated as of July 31, 1996 (the "Original Indenture") among PANDA FUNDING CORPORATION, a Delaware corporation ("Panda Funding"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, PANDA INTERFUNDING CORPORATION, a Delaware corporation ("PIC"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, and BANKERS TRUST COMPANY, a New York state banking corporation (the "Trustee"), its corporate trust office and mailing address being at 4 Albany Street, New York, New York 10006.

     WHEREAS, Panda Funding, PIC and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance by Panda Funding of Bonds (as defined in the Original
Indenture) to be issued in one or more series; and

     WHEREAS, Section 12.1 of the Original Indenture provides that Panda Funding, PIC and the Trustee may enter into indentures supplemental to the Original Indenture without the consent of the holders of the Bonds for, among other things, the purpose of complying with requirements to qualify the Indenture under the Trust Indenture Act; and

     WHEREAS, Panda Funding has requested the Trustee and PIC to enter into this Second Supplemental Indenture for the purpose of adding certain provisions to the Original Indenture in connection with qualifying the Indenture under the Trust Indenture Act;


     NOW,   THEREFORE,   THIS   SECOND   SUPPLEMENTAL   INDENTURE
WITNESSETH:

     That, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                           AGREEMENT

     Section 1.1 Definitions. Terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Original Indenture or in Appendix A thereto. All rules of construction set forth in the Original Indenture (including Article I of the Original Indenture) shall apply to this Second Supplemental Indenture.

     Section 1.2 Execution of Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

     Section 1.3 Concerning the Trustee. The recitals contained herein shall be taken as the statements of Panda Funding and PIC and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity or sufficiency of the Second Supplemental Indenture.

     Section 1.4    Compliance with Trust Indenture Act.

     (a) Section 7.1(c) of the Original Indenture is hereby amended in its entirety to read as follows:

                (c)  within 15 days after the time of filing
          with the SEC, all reports required to be filed by Panda Funding or PIC with the SEC under Section 13 or 15(d) of the Exchange Act. In addition, Panda Funding and PIC shall file with the Trustee and the SEC and transmit to Holders of Bonds, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act;

     (b) Section 10.1(l) of the Original Indenture is hereby renamed "Section 10.1(n)".

     (c) The following new Sections 10.1(l) and 10.1(m) are hereby added to the Original Indenture:

               (l) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Bonds, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                (m)   Every  Holder of Bonds or coupons,  by
          receiving and holding the same, agrees with Panda Funding, PIC and the Trustee that neither Panda Funding, PIC nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request under Section 10.1(l).

     Section 1.5 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section  1.6     GOVERNING  LAW.  THIS  SECOND  SUPPLEMENTAL
INDENTURE AND EACH SECOND BOND (INCLUDING THE RELATED PIC GUARANTY THEREON) CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS).


     IN  WITNESS  WHEREOF, the parties have  caused  this  Second
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              PANDA FUNDING CORPORATION



                              By:  /s/ William C. Nordlund
                                   William C. Nordlund,
                                   Senior Vice President
                                   and General Counsel

                              PANDA INTERFUNDING CORPORATION



                              By:  /s/ William C. Nordlund
                                   William C. Nordlund,
                                   Senior Vice President
                                     and General Counsel

                              BANKERS TRUST COMPANY, AS TRUSTEE



                              By:  /s/ Scott Thiel
                                   Scott Thiel,
                                   Assistant Vice President